  EXHIBIT 10.1

[FORM OF]

NEITHER THIS 16% SERIES C UNSECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR THE INTERESTS INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO TORCHLIGHT ENERGY RESOURCES, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO TORCHLIGHT ENERGY RESOURCES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

16% SERIES C UNSECURED CONVERTIBLE PROMISSORY NOTE
OF
TORCHLIGHT ENERGY RESOURCES, INC.

NOTE NO. 10-2018-____	October _____, 2018

FOR VALUE RECEIVED, TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation with its principal office located at 5700 Plano Parkway, Ste. 3600, Plano, Texas 75093 (the “Company” or “Debtor”), unconditionally promises to pay to ___________________, whose address is ____________________, or the registered assignee, upon presentation of this 16% Series C Unsecured Convertible Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or “Holder”) at the office of the Company, the principal amount of $___________ (“Principal Amount”), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below. The effective date of execution and issuance of this Note is October __, 2018 (“Original Issue Date”).

1.           Series. This Note is one of a series of duly authorized and issued promissory notes of the Company designated as its 16% Series C Unsecured Convertible Promissory Notes in an aggregate principal face value for all Notes of this Series of a total of $6,000,000 (each, a “Series Note,” and collectively, the “Series Notes”). Each of the Series Notes is being issued in accordance with that certain Subscription Agreement dated as of October ____, 2018, between the Company and the Registered Holder, and is subject to the terms and conditions set forth therein. The Holder of this Note with the holders of all of the Series Notes are sometimes hereinafter collectively referred to as “Series Holders.”

2.            Schedule for Payment of Principal and Interest. The Principal Amount outstanding hereunder along with all interest earned thereon shall be paid in one lump sum payment of $____________ on or before April __, 2020 (the “Maturity Date”), with such interest on the Principal Amount outstanding hereunder being earned at the rate of 16% per annum, on a simple interest basis. Accrual of interest on the outstanding Principal Amount shall commence on the Original Issue Date and shall continue until payment in full of the outstanding Principal Amount has been made hereunder. The principal and interest so payable will be paid to the person whose name this Note is registered on the records of the Company regarding registration and transfers of the Note (the “Note Register”). Payments made by the Company shall be made to all Series Holders at the same time.

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3.            Payment. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by certified check or wire transfer of immediately available funds at the option of the Company. Payments made by the Company shall be made to all Series Holders at the same time. Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which commercial banks in Dallas, Texas, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in Dallas, Texas, are not permitted or required to be closed ("Business Day") and, with respect to payments of Principal Amount, interest thereon shall be earned at the then applicable rate during such extension, if any. The payment of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. The Company shall not make any repayment of the Principal Amount (or any portion thereof) or any payment of interest accrued thereon prior to the Maturity Date unless the Company has provided the Holder with at least ten (10) and no more than thirty (30) days prior written notice of such payment.

4.            Company’s Option to Redeem Note; Prepayment. In the event of a Fundamental Transaction (as defined in Section 10(a) below), no less than 100% of the outstanding Principal Amount of the Note, plus any accrued and unpaid interest thereon, will be subject to redemption at the option of the Company (a Redemption Amount must include all unpaid interest that has accrued through the Redemption Payment Date defined below). The amount of the Note subject to redemption, as set forth herein (the “Redemption Amount”), must be redeemed by the Company upon not less than 10 nor more than 30 days notice to the Holder. If this Note is to be redeemed hereunder, the Company must redeem all other Series Notes.

The Company shall deliver to the Holder a written Notice of Redemption (the “Notice of Redemption”) specifying the date for the redemption (the “Redemption Payment Date”), which date shall be the date of closing of the Fundamental Transaction and shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to this Note if the Holder has previously delivered a Notice of Conversion (as defined in Section 5(b) below) or subsequently delivers a Notice of Conversion pursuant to Section 5 during the Redemption Period. On the Redemption Payment Date, the Redemption Amount must be paid by certified check or wire transfer of immediately available funds to the Holder. After the Redemption Amount is paid to the Holder, interest will cease to accrue on the Note.

5.            Conversion Rights.

(a)            Subject O&G Interest. The Company’s wholly-owned subsidiary, Hudspeth Oil Corporation, presently has a 72.5% working interest in certain oil and gas leases in Hudspeth County, Texas, known as the Company’s “Orogrande Project.” The entire Orogrande Project (100% working interest) is hereinafter referred to as the “Subject O&G Interest.”

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(b)           Conversion into Working Interest. At any time after the Original Issue Date but in no event later than the Maturity Date, the Holder of this Note may, at its election, convert no less than 100% of the outstanding Principal Amount hereof plus all accrued but unpaid interest thereon, on the terms and conditions set forth in this Section 5 and without payment of additional consideration, into a proportionate working interest (a “Working Interest”) in the Subject O&G Interest. The right to convert a Redemption Amount will terminate at the close of business on the Business Day immediately prior to the Redemption Payment Date for such Note provided that if the Company does not pay the Redemption Amount to the Holder on such date, such related Notice of Redemption is cancelled and the Holder’s rights of conversion will remain in effect subject to the terms and conditions of this Note.

The Holder’s Working Interest (determined on a percentage basis) is determined by dividing the Principal Amount of the entire amount of the Note the Holder is converting (disregarding the amount of unpaid interest that has accrued on such Principal Amount) by 6,000,000 and multiplying the result by 0.06. By way of example, if a Holder elects to convert its entire $1,000,000 in Principal Amount (regardless of the amount of unpaid interest that has accrued on such Principal Amount) into a Working Interest hereunder, then such Holder would receive 1% of the Subject O&G Interest (i.e., a 1% working interest in 100% of the entire Orogrande Project).

By electing to convert its Note into a Working Interest, such Holder (a “WI Converting Owner”) will be subject to all agreements, laws, and regulations applying to or otherwise governing the Subject O&G Interest, all of which have been made available to Holder. Accordingly, the WI Converting Owner shall be subject to any and all expenditures pursuant to such agreements related to the Subject O&G Interest.

(c)           Mechanics of Holder’s Conversion. In the event that the Holder elects to convert this Note into a Working Interest pursuant to this Section 5, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in the form attached hereto as Annex A (“Notice of Conversion”) to the Company no later than the Maturity Date. The Holder must surrender this Note to the Company with the Notice of Conversion. On the Conversion Date (as hereinafter defined) and in accordance with a Notice of Conversion, the Note shall be paid in full and shall be marked cancelled and the Company shall make the appropriate reduction of the Principal Amount and accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) Business Days after the Conversion Date. The date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed the Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion and subject to the underlying agreements and consent requirements, the Company will cause to be conveyed to the Holder or the Holder’s designee the Working Interest pursuant to a Farmout and Purchase Agreement by and among the owners of the Subject O&G Interest and an assignment of the working interest in the Subject O&G Interests, which will be made in the usual and customary form, subject to the execution by the Holder of all documents reasonably necessary to affect the conveyance of the Working Interest. In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised and the Working Interest issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Working Interest, unless the Holder provides the Company written instructions to the contrary. Provided, however, and in spite of anything to the contrary, the conversion rights provided by this Note are subject to the consent of the University Lands Board, a division of the University of Texas System.

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(d)           Notwithstanding the foregoing, the right of the Holder to convert this Note shall terminate immediately upon the effective time of any MPC Assignment (as defined below).

6.           [Omitted]

7.           Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a)            Organization. The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

(b)           Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

8.            Events of Defaults and Remedies. The following are deemed to be an event of default ("Event of Default") hereunder: (i) the failure by the Company to pay the Principal Amount (or any portion thereof), or any interest accrued thereon, on this Note or any other Series Notes as and when due and payable; (ii) the failure of the Company to perform any conversion of Notes required under this Note or any other Series Notes and the continuance of any such failure for 10 days; (iii) the failure by the Company to observe or perform any covenant or agreement contained in this Note or any other Series Notes and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (iv) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; (v) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $1,000,000; and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $1,000,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

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9.            The Holder’s Rights and Remedies upon the Occurrence of an Event of Default. Following the occurrence and during the continuance of an Event of Default:

(a)           Remedies. The Holder may accelerate and declare any and all of the obligations under the Note (the “Obligations”) to be immediately due and payable. In the event that an Event of Default described in Section 8(v) occurs, the Obligations shall immediately be accelerated, due and payable without any action on the part of the Holder.

(b)           Exercise of Remedies. The Holder may by notice to the Company accelerate the payment of all Obligations (provided that no such notice shall be required if the Event of Default is under Section 8(v)); the Holder may proceed to enforce payment of any of the Obligations; and all Obligations shall bear interest payable on demand at the rate per annum 4% in excess of the applicable rate of interest provided in Section 2 (the “Default Rate”). Notwithstanding the foregoing, at any time after such a declaration of acceleration has been made and before a judgment and/or decree for payment of the money due has been obtained, the Holder at such time, may provide written notice to the Company that the Holder may rescind and annul such declaration and its consequences if all existing Events of Default, other than the non-payment of the principal and interest on the Series Notes which have become due solely by such acceleration, have been cured or waived. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

(c)           Cumulative Remedies. The rights and remedies of the Holder shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

10.            Limitation on Merger, Sale or Consolidation.

(a)            General Limitation. If the Company determines to, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, (a “Fundamental Transaction”), the Company may not effect such Fundamental Transaction unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or (ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Notes. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company; provided, however, that the foregoing shall not release the Company from any obligations that arise from or as a result of such transaction.

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(b)            Orogrande Project Limitation. The Company may not, directly or indirectly, sell, lease, convey or transfer any portion of the Orogrande Project, whether in a single transaction or a series of related transactions (an “Orogrande Transaction”) unless the Company (or it affiliate) retains such portion of the Orogrande Project that will allow each of the Series Holders to exercise its respective conversion rights under Section 5 of the Series Notes and receive the same working interest (and economic prospects with respect thereto) as such Series Holder would have received if such Orogrande Transaction had not taken place.

(c)            Notice Requirements. The Company shall deliver to the Holder a written notice of a Fundamental Transaction and/or Orogrande Transaction specifying the date for closing of such transaction, which date shall be at least 10 but not more than 30 days after the date of such notice.

11.            Corporate Obligation. No recourse shall be had for the payment of the principal or the interest on this Note, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Note supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

12.            Listing of Registered Holder of Note. This Note will be registered as to principal amount in the Holder’s name on the books of the Company at its principal office in Plano, Texas (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

13.            Registered Holder Not Deemed a Stockholder. This Note shall not confer upon the Holder any rights to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

14.            Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

15.            Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder’s conversion rights as described herein.

16.            Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

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17.           Intent to Comply with Usury Laws. In no event will the interest to be paid on this Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas. If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the Principal Amount actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Note.

18.            Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in Plano, Texas.

19.            Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

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20.            Restrictions Against Transfer or Assignment. This Note may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the Registered Holder hereof, in whole or in part, unless and until either (i) the Note has been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (ii) an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. Any transfer of this Note otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Series Note will be issued to the transferee in exchange therefor.

Notwithstanding the foregoing, or any other provision herein to the contrary, the Company acknowledges and agrees that (i) the Note is the subject of a Put Option Agreement, dated as of the date hereof (the “Put Option Agreement”), by and between the Holder and McCabe Petroleum Corporation, a Texas corporation (“MPC”), (ii) the Put Option Agreement provides the Holder with an option to assign its rights under this Note with respect to the Principal Amount and any interest accruing thereon on or after the date of such assignment to MPC (an “MPC Assignment”) pursuant to the terms of the Put Option Agreement, (iii) should the Holder elect to exercise such option (which election shall be at the sole discretion of the Holder and shall not be restricted by this Note), the resulting MPC Assignment shall be effective in accordance with the terms of the Put Option Agreement, and the consent of the Company shall not be required in any way with respect to such MPC Assignment and (iv) any interest accruing on the Principal Amount prior to the effective time of any MPC Assignment shall remain payable to the Holder and, at such time as interest under the Note is otherwise due and payable hereunder, the Company shall pay the portion of such interest attributable to the period prior to the MPC Assignment to the Holder and the remainder of such interest (and any portion of the Principal Amount that remains unpaid as of the time of such MPC Assignment) to MPC, and the Company shall make the appropriate notations in the Note Register to reflect such payment obligations. As between the Holder and the Company, the MPC Assignment shall be evidenced by the delivery to the Company of an allonge, in the form attached hereto as Annex B (the “Allonge”), duly executed by the Holder, which Allonge, when so executed and delivered, shall be a part of this Note for all purposes hereunder.

21.            Entire Agreement; Headings. This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

22.            Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a)            If to the Company, to it at the following address:

5700 Plano Parkway, Ste. 3600
Plano, Texas 75093
Attn: John Brda, President
Email: john@torchlightenergy.com

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(b)           If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or 3 days after deposit in the United States mail and (iii) if sent by email, on the date sent.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, Torchlight Energy Resources, Inc. has caused this Note to be duly executed in its corporate name by the manual signature of its President.

TORCHLIGHT ENERGY RESOURCES, INC.

By:
John Brda, President

Consent to conversion of Note into Working Interest:

By its signature below, Hudspeth Oil Corporation consents to the conversion of the Holder’s Note into a Working Interest, in the event such Holder elects to convert under the terms and conditions of this Note.

HUDSPETH OIL CORPORATION

By:
John Brda, President

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ANNEX A
NOTICE OF CONVERSION

The undersigned (“Holder”) hereby elects to convert the entire principal amount and all accrued and unpaid interest thereon under the 16% Series C Unsecured Convertible Promissory Note (the “Note”) due April __, 2020 of Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), into a Working Interest (as defined in the Note), according to the conditions of the Note, as of the date written below. If the Working Interest is to be assigned in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable, if any, with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Election:

Date:____________________________________

Signature:________________________________________

Name:___________________________________________

Address:_________________________________________

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ANNEX B
ALLONGE TO NOTE

Reference is made to the 16% Series C Unsecured Convertible Promissory Note, dated effective October [___], 2018, made by Torchlight Energy Resources, Inc., as such note has been amended or modified prior to the date hereof (the “Note”). Terms capitalized but not defined herein shall have the meaning ascribed to such terms in the Note. This Allonge is attached to and made a permanent part of the Note.

Pay to the order of McCabe Petroleum Corporation:

(a)           all unpaid Principal Amount as of _____________, 20__ (the “Assignment Date”); and

(b)           all interest accruing on the Principal Amount on or after the Assignment Date.

Executed to be effective as of the Assignment Date.

[HOLDER]

By:
Name
Title

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